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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Smith Micro Software, Inc. on Form S-8 of our reports dated February 7, 2001, appearing in the Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 2000.



Deloitte & Touche LLP

Costa Mesa, California
May 29, 2001